                                                                   EXHIBIT 10.04

                        PREFERRED SHAREHOLDER AGREEMENT


     THIS PREFERRED SHAREHOLDER AGREEMENT (this "Agreement"), effective as of the 6th day of May, 1997, by and between LAW COMPANIES GROUP, INC., a Georgia corporation (the "Company") and Virgil R. Williams and James M. Williams, each a resident of the State of Georgia (jointly and severally, "Shareholder").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 21, 1997, by and between the Company and Shareholder (the "Securities Purchase Agreement"), Shareholder purchased 963,398.23 shares of Preferred Stock issued by the Company (the "Preferred Shares"), together with certain warrants (the "Warrants") and options to purchase shares of Common Stock under terms and conditions set forth therein, and in accordance therewith, became a shareholder of the Company.

     WHEREAS, the Company and Shareholder deem it in the best interests of the Company to make provision herein for any future disposition of the Preferred Shares, and certain rights and restrictions related thereto, and related to the Warrants.

     NOW, THEREFORE, in consideration of the mutual benefits to each party, it is agreed as follows:

     SECTION 1.   CERTAIN RESTRICTIONS.
                  --------------------

     (a) For a period of two (2) years from the date hereof, Shareholder will not transfer, sell, assign, pledge or otherwise convey (collectively, a "Transfer") any of its Preferred Shares or any of the rights associated with such shares, unless (i) a majority of the Common Directors (as defined in the Company's Restated Articles of Incorporation) consent to such Transfer in writing; or (ii) either Virgil R. Williams or James M. Williams should die; or
(iii) such Transfer is to an "Affiliate" (as hereinafter defined). An Affiliate shall be any of the following: (A) Virgil R. Williams, James M. Williams, or any of their respective immediate family members; (B) a trust exclusively for the benefit of any one or more persons named in (A); or (C) a presently existing corporation, at least 51% of the outstanding capital stock of which, as of March 21, 1997, is owned and controlled by one or both of Virgil R. Williams and James
M. Williams (or an Affiliate under subsection (A) or (B)); or (D) a corporation formed on or after March 21, 1997, at least 80% of the outstanding capital stock of which is owned and controlled by one or both of Virgil R. Williams and James
M. Williams (or an Affiliate under subsection (A) or (B)); provided that any Affiliate, as a condition to such Transfer, shall be required to become a party to this Agreement and be bound by all the terms and conditions hereof, pursuant to documents in form and substance acceptable to the Company; and provided further, that in the case of a Transfer to a corporation pursuant to (C) above, the shareholders of such corporation who are, or who qualify as, an Affiliate, shall be required as an additional condition to such Transfer, to agree to restrictions on the transfer of capital stock and ownership of the corporation, pursuant to agreements in form and substance reasonably acceptable to the Company. In the event of a Transfer pursuant to
Section 1(a)(ii), the Company shall be given a right of first refusal with respect to any proposed Transfer to a third party following such death as set forth below in Section 2.

     (b) (i) For a period of two (2) years from the date hereof, neither Shareholder nor any transferee permitted under this subparagraph (b) will acquire, directly or indirectly, any Common Stock, subscriptions, options, preemptive rights, warrants, calls, commitments or rights of any character, including any right of conversion or exchange under any outstanding security or other instrument, from any other shareholder or shareholders of the Company unless a majority of the Common Directors consent to such acquisition in writing.

          (ii) (A) For a period beginning two (2) years after the date hereof and ending four (4) years after the date hereof, neither Shareholder nor any transferee permitted under subparagraph (b) above will acquire or hold, directly or indirectly, Common Stock, subscriptions, options, preemptive rights, warrants, calls, commitments or rights of any character, including any right of conversion or exchange under any outstanding security or other instrument (collectively, "Securities"), from any other shareholder or shareholders of the Company, which, together with the shares underlying the Warrants and the Independent Options (each as defined in the Securities Purchase Agreement), will exceed fifty percent (50%) of the outstanding shares of the Company on a fully diluted basis (including, but not limited to consolidation of the dilutive effect of any possible future exchange of "Jersey Shares" or "HKS Shares" (each as hereinafter defined), unless a majority of the Common Directors consent to such acquisition in writing; provided, however, that in determining whether Shareholder has exceeded the fifty percent (50%) limitation, any options, which at the time of making the calculation set forth above have an exercise price that exceeds by twenty-five percent (25%) the value of the Common Stock of the Company, shall not be included in such determination (such value shall be the value determined by the appraisal required under the Company's 401(k) plan, as long as such appraisals are regularly performed; if such appraisals are no longer regularly performed at the time of such determination, then such value shall be the value agreed upon by the Company and Shareholder, and if no such agreement is reached within thirty (30) days after Shareholder shall give a written notice to the Company requesting agreement on such value, then such value shall be determined by arbitration pursuant to the commercial arbitration rules of the American Arbitration Association).

          (B) In the event the foregoing Section 1(b)(ii)(A) is violated for whatever reason, then a "Requisite Amount" of such Securities shall be deemed to be non-voting, and Shareholder acknowledges and agrees that it shall not vote and shall have no right or authority to vote with respect to such Requisite Amount of Securities (but Shareholder shall have all economic rights with respect to such Securities, including the right to receive dividends and distributions). "Requisite Amount" shall mean the minimum amount of Securities necessary so that Shareholder holds the same number of voting shares of Common Stock as all other holders of Common Stock combined who are eligible to vote at the date upon which said vote is taken.

     (c) The parties acknowledge and agree that there are presently certain (i) outstanding Preference Shares issued by Law Companies Group, Ltd. (the "Jersey Shares"), and (ii) outstanding "A" shares of HKS Law Gibb Share Trust (Proprietary) Ltd. (the "HKS Shares"). Shareholder agrees that until after the fourth anniversary of the date hereof it will not have the right to vote (for any purpose) a number (the "Restricted Amount") of shares of stock (whether Common Stock or Preferred Stock) owned by Shareholder. The Restricted Amount shall be equal to the sum of all outstanding Jersey Shares and outstanding HKS Shares, divided by two.
        ----------

     (d) Shareholder agrees that as long as any shares of Preferred Stock remain outstanding, Shareholder shall in no event, with respect to shares of Common Stock owned by Shareholder, either as a result of its exercise of Warrants or as a result of conversion of Preferred Stock, be entitled to vote (for any purpose), and Shareholder agrees not to vote, more than one-ninth (1/9) of the total outstanding shares of Common Stock of the Company.

     (e) All of the restrictions set forth herein shall also apply to Virgil R. Williams and James M. Williams and their respective Affiliates and permitted assignees.

     SECTION 2.   RIGHT OF FIRST REFUSAL.  For a period of two (2) years after
                  ----------------------
the date hereof, if a Transfer is permitted under Section 1(a) (ii) of this Agreement and a holder, Affiliate or permitted transferee thereof intends to engage in a Transfer pursuant to such provision, then Shareholder shall first give written notice to the Company (the "Notice of Proposed Transfer") specifying the name of the proposed purchaser(s) of the Preferred Shares (the "Proposed Purchaser(s)"), the total number of Preferred Shares which Shareholder desires to sell to the Proposed Purchaser(s) pursuant to a Transfer permitted by
Section 1(a)(ii) (the "Offered Shares"), all of the material terms, including the price, upon which Shareholder proposes to sell the Offered Shares to the Proposed Purchaser(s), and stating that the Company has the right to purchase all (but not less than all) of the Offered Shares at said price and on such terms (including by payment of the form of consideration specified in the Notice of Proposed Transfer). During the 60-day period following delivery of the Notice of Proposed Transfer, the Company shall have the option to exercise its right to purchase all (but not less than all) of the Offered Shares before the same shall be sold, transferred or assigned to the Proposed Purchaser(s). The Company shall give written notice of its election to Shareholder during such 60-day period. If the Company has not exercised its right to acquire the Offered Shares within the aforementioned 60-day period or consummated the acquisition of the Offered Shares within the 120-day period following delivery of the Notice of Proposed Transfer, then Shareholder shall have the right for a period of 60 days after the expiration of such applicable period to transfer the Offered Shares to the Proposed Purchaser(s) at the price and on terms substantially the same as specified in the Notice of Proposed Transfer.

     SECTION 3.   RIGHTS OF CO-SALE.
                  ------------------

     (a)  Rights of Co-Sale.  If at any time in accordance with the terms of
          -----------------
this Agreement, Shareholder proposes to transfer, sell, assign or otherwise convey any Preferred Shares or Warrants to an unaffiliated third party (the "Transaction"), then to the extent the Company has not exercised its right of first refusal pursuant to Section 2 hereof as to any Preferred Shares being sold, any holder of Common Stock of the Company (an "Eligible Holder") who notifies the Company in writing within 30 days after receipt of notification of the Transaction shall have the opportunity to sell to such third party shares of Common Stock held by such Eligible Holder in the same proportion as the Preferred Shares (or Warrants, as the case may be) which Shareholder proposes to sell bear to the total number of Preferred Shares (or Warrants, as the case may be) held by Shareholder (a "Pro Rata Portion"); whereupon Shareholder shall assign so much of its interest in the agreement of sale as the Eligible Holder shall be entitled to and shall request hereunder, and the Eligible Holder shall assume such part of the obligations of Shareholder under such agreement as shall relate to the sale of the Common Stock by the Eligible Holder. Each Eligible Holder shall notify Shareholder whether he/she elects to sell an amount equal to or less than its Pro Rata Portion. The Eligible Holders shall be entitled to sell their Common Stock to any proposed purchaser (the "Proposed Purchaser") hereunder of the Preferred Shares at a purchase price equal to the fair market value of the Common Stock in light of the transaction contemplated with the Proposed Purchaser(s) as determined by an appraisal made by an independent investment banker.

     (b)  Notice.  Prior to any proposed Transaction, Shareholder shall notify
          ------
the Company, in writing, of its intention to enter into such proposed Transaction, setting forth the general terms of the proposed Transaction. In the event the Company does not exercise its right of first refusal, the Company shall, simultaneously with notifying Shareholder that it does not wish to exercise its right of first refusal, send written notice to each Eligible Holder, setting forth the general terms of the transaction.

     (c)  Failure to Notify.  If within 30 days after Shareholder gives its
          -----------------
notice to the Eligible Holders, the Eligible Holders do not notify the Company that they desire to sell all of their Pro Rata Portion of Common Stock at the price and on the terms and conditions set forth in such notice, then Shareholder may, not later than 60 days following delivery of the notice under Section 3(b), as to the Pro Rata Portion of Preferred Shares (or Warrants, as the case may be) to the Common Stock of which the Eligible Holders do not indicate a desire to sell, conclude a transfer on the terms and conditions described in the notice. In the event Shareholder has not sold the Preferred Shares (or Warrants, as the case may be) or entered into an agreement to sell the Preferred Shares (or Warrants, as the case may be) within such 60-day period, Shareholder shall not thereafter sell any Preferred Shares (or Warrants, as the case may be) without first notifying the Eligible Holders and the Company in the manner provided above. The exercise or non-exercise of the right to participate in one or more sales of Preferred Shares (or Warrants, as the case may be) made by Shareholder shall not adversely affect an Eligible Holder's right to participate in subsequent sales of Preferred Shares (or Warrants, as the case may be) by Shareholder pursuant to Section 3(a) hereof.

     (d)  Termination.  The obligations of Shareholder under this Section 3
          -----------
shall terminate and be of no further force and effect upon the earlier of: (i) the date on which no shares of Preferred Stock remain outstanding; or (ii) the death of either Virgil R. Williams or James M. Williams; or (iii) the occurrence of a "Listing Event" (as defined in the Company's Restated Articles of Incorporation).

     SECTION 4.   REMEDIES.  The Company and Shareholder acknowledge and agree
                  --------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or equity.

     SECTION 5.   ENTIRE AGREEMENT.  This Agreement, together with the other
                  ----------------
"Transaction Documents" (as defined in the Securities Purchase Agreement), constitute the sole understanding of the parties with respect to the subject matter hereto, and supersede and cancel any and all prior agreements, communications, and representations, whether oral or written, relating to the subject matter hereof.

     SECTION 6.   COUNTERPARTS.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be for all purposes deemed an original and all of which shall constitute one and the same instrument.

     SECTION 7.   NOTICES. Any notice, request, instruction or other document to
                  -------
be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to the Company to:

               Law Companies Group, Inc.
               3 Ravinia Drive, Suite 1830
               Atlanta, Georgia 30346
               Attention: Mr. Bruce C. Coles

          with a copy to:

               Long Aldridge Norman LLP
               303 Peachtree Street, N.E., Suite 5300
               Atlanta, Georgia 30308
               Attention: Mr. F. T. Davis, Jr.

          if to Shareholder to:

               Mr. Virgil R. Williams
               Mr. James M. Williams
               2076 West Park Place
               Stone Mountain, Georgia 30087


          with a copy to:

               Arnall Golden & Gregory, LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309
               Attention: Mr. Jonathan Golden

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     SECTION 8.   GOVERNING LAW.  This Agreement is executed by the parties in,
                  -------------
and shall be construed in accordance with and governed by the laws of, the State of Georgia (without giving effect to the principles of conflict of law thereto).

     SECTION 9.   AMENDMENT.  No amendment, modification or alteration of the
                  ---------
terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     SECTION 10.  FURTHER ACTS.   The parties agree to perform any further acts
                  ------------
and to execute and deliver any instruments or documents that may be necessary to carry out the purposes of this Agreement.

     SECTION 11.  SEVERABILITY.  In the event that any one or more of the
                  ------------
provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     SECTION 12.  HEADINGS.  The headings of the Sections and paragraphs of this
                  --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     SECTION 13.  MODIFICATION AND WAIVER.  Any of the terms or conditions of
                  -----------------------
this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     SECTION 14.  PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms,
                  --------------------------------------------------
conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party hereto, the Company may assign its rights, duties or obligations hereunder (including but not limited to the Preferred Shares) or any part thereof to any other person or entity, except that Shareholder may assign its rights hereunder to a corporation at least 51% of the outstanding capital stock of which, as of March 21, 1997, is owned and controlled by one or both of Virgil R. Williams and James M. Williams (or an Affiliate), or a corporation formed on or after March 21, 1997, at least 80% of the outstanding capital stock of which is owned and controlled by one or both of Virgil R. Williams and James M. Williams (or an Affiliate), which assumes in writing all of Shareholder's obligations hereunder; provided, however, no assignment pursuant hereto shall relieve the Shareholder from liability for any breach of noncompliance with the terms of this Agreement whether before or after such assignment, and provided further that any such assignment shall be accomplished pursuant to documents in form and substance acceptable to the Company.

     SECTION 15.  "INCLUDING."  Words of inclusion shall not be construed as
                   ----------
terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                     THE COMPANY:
                                     -----------

                                     LAW COMPANIES GROUP, INC.


                                     By: /s/ Bruce C. Coles
                                        ----------------------------------------
                                        Bruce C. Coles
                                        Chairman, CEO and President

                                     SHAREHOLDER:



                                     /s/ Virgil R. Williams
                                     -------------------------------------------
                                     Virgil R. Williams



                                     /s/ James M. Williams
                                     -------------------------------------------
                                     James M. Williams